UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: January 4, 2008

SOLAR ENERGY LIMITED

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

1-14791 (Commission File Number)	76-0418364 (IRS Employer Identification Number)

Nelson Skalbania, Chief Executive Officer

#145 – 925 West Georgia Street, Vancouver, BC V6C 3L2

(Address of principal executive office)

(604) 669-4771

(Registrant's telephone number, including area code)

None

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

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(b)       Effective January 4, 2008, the board members of Solar Energy Limited (the “Company”) accepted the resignation of Andrew Wallace as the Company’s chief executive officer, chief financial officer, and principal accounting officer. Mr. Wallace will continue to serve as a member of the board of directors of the Company.

Effective January 4, 2008, the board members of the Company accepted the resignation of William Sherban as a director of the Company.

(c)        Effective January 4, 2008, the board members of the Company appointed Nelson Skalbania as the chief executive officer, chief financial officer, and principal accounting officer of the Company.

Mr. Skalbania graduated from the University of British Columbia with a Bachelor of Applied Science in 1961 and received his Professional Engineering license in 1963. In 1964 Mr. Skalbania received his Master of Science in Civil Engineering from the California Institute of Technology, Pasadena.

Mr. Skalbania was a founding partner of McKenzie, Snowball & Skalbania, a major consulting engineering company based in Vancouver, British Columbia that offered services related to structural, mechanical and civil engineering. Under Mr. Skalbania’s direction the firm grew to over 100 employees and was eventually split into three independent engineering companies.

Mr. Skalbania has been active in the real estate business for the past 40 years and during the peak years, 1970 to 1980 the transaction volume approached $500 million annually. Additionally, he owned part or all of 10 separate professional sports teams, including the Calgary Flames and Edmonton Oilers (5 hockey, 1 baseball, 2 soccer and 2 football teams). Mr. Skalbania has been involved in acquiring and financing various operating companies: (brewery, sawmill, several hotels, oil service-company, mining, etc.) More recently he has focused on business in the renewable energy and environmentally friendly companies. Currently he is the president and director of Regal RV Resorts, Inc. (“Regal”), a consulting company and shareholder of the Company.

Mr. Skalbania is not a director of any reporting corporations other than the Company.

There are no family relationships among Mr. Skalbania and the other members of the board of directors.

Related party transactions within the last two years:

•

On December 1, 2005, the Company entered into a 60-month consulting agreement, as amended, with Regal. Compensation under the agreement is a $10,000 monthly fee and 200,000 shares of the Company per year. As part of a consulting agreement, Regal identifies potential acquisition candidates, provides market research and business evaluations of alternative energy, and introduces debt and equity funding sources to the Company.

•

On April 1, 2005 the Company entered into a consulting agreement with Nelson Skalbania. The terms of the consulting agreement provided for compensation in the amount of 500,000 shares of common stock. The agreement expired on March 31, 2007.

•

On May 1, 2007, the Company authorized the issuance of 1,150,000 units, each unit comprised of one common share and one purchase warrant with an exercise price of $0.40 for a period of 24 months to Regal pursuant to exemptions from registration provided by Section 4(2) and Regulation S of the Securities Act of 1933 in exchange for cash consideration of $402,500 or $0.35 per unit.

•

On May 17, 2007 the Company authorized the issuance of 200,000 shares of common stock valued at $0.51 a share to Regal as required by the consulting agreement, as amended, pursuant to exemptions from registration provided by Section 4(2) and Regulation S of the Securities Act of 1933 for services rendered.

•	The Company owed Regal $445,122 at September 30, 2007, from loans and amounts due pursuant to the consulting agreement, as amended.

The Company has not entered into any employment agreements in connection with Mr. Skalbania’s appointments.

(d)       Effective January 4, 2008, the board members of the Company appointed Nelson Skalbania as a member of the board of directors to serve until the Company’s next annual shareholders meeting.

The appointment of Mr. Skalbania to the Company’s board of directors was not based on any prior understanding or arrangement.

The Company has not at this time determined if Mr. Skalbania will serve on any standing committee.

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SIGNATURE

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solar Energy Limited	Date

By: /s/ Nelson Skalbania	January 10, 2008

Name: Nelson Skalbania

Title: Chief Executive Officer

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